Exhibit 10.4

EXECUTION VERSION

August 28, 2025

Eagle Point Senior Secured Lending Company
600 Steamboat Road, Suite 202
Greenwich, CT 06830

Dear ________________:

In connection with your service as [an officer/a member of the Board of Trustees] of Eagle Point Senior Secured Lending Company, a Delaware statutory trust (together with any successor thereto, the “Fund”), and as permitted by the Fund’s Declaration of Trust (as amended and/or restated from time to time, the “Operating Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we hereby agree, effective as of the date hereof, to indemnify and hold you harmless, to the full extent permitted by applicable Delaware law and the Investment Company Act of 1940, as amended (the “1940 Act) on the date hereof, from and against any and all losses, claims, actions, damages, liabilities, costs, charges and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by you by reason of, or arising out of, any pending, threatened or completed action, suit, investigation or other proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Fund), or any act or omission or alleged act done or omitted in connection with or otherwise based upon the performance or execution of your duties as an individual who is a present or former trustee or officer of the Fund (or any predecessor thereto) and who is made a party to a proceeding by reason of service in that capacity or an individual who, while a trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, employee or agent of another company, partnership, joint venture, trust, or other enterprise (including employee benefit plans) and who is made a party to the proceeding by reason of service in that capacity. You shall not be entitled to indemnification, however, for any liability to the Fund or its shareholders to which you would otherwise be subject by reason of your willful misfeasance, bad faith, gross negligence or by reckless disregard of the duties involved in the conduct of your office as set forth in Section 17(h) of the 1940 Act.

Promptly after receipt by you of notice of any complaint or the commencement of any action or proceeding against you with respect to which indemnification is being sought hereunder, you shall notify us in writing of such complaint or of the commencement of such action or proceeding. However, failure to provide such notice shall relieve us from any liability which we may have hereunder only if and to the extent that such failure results in the forfeiture by us of substantial rights and defenses, and shall not in any event relieve us from any other obligation or liability that we may have to you otherwise than under this letter agreement. If we so elect or are requested by you, we shall assume the conduct of the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to you and the payment of the reasonable fees and disbursements of such counsel. In the event, however, you reasonably determine in your judgment that having common counsel would present such counsel with a conflict of interest or if the defendants in, or targets of, any such action or proceeding include both you and us, and you reasonably conclude that there may be legal defenses available to you or other indemnified persons that are different from or in addition to those available to us, or if we fail to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to you, in either case in a timely manner, then you may employ separate counsel to represent or defend you in any such action or proceeding, and we shall pay the reasonable fees and disbursements of such counsel; provided, however, that we shall not be required to pay the fees and disbursements of more than one separate counsel (in addition to local counsel) for all indemnified persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which we assume, you shall have the right to participate in such litigation and to retain your own counsel at your own expense. We further agree that we shall not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you are an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of you and each other indemnified person hereunder from all liability arising out of such claim, action, suit or proceeding.

Subject to applicable law, we further agree that we shall promptly advance or reimburse you hereunder for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by you in connection with investigating, preparing for or defending, or providing evidence in, any pending or threatened action, claim, suit or proceeding in respect of which indemnification may be sought hereunder, whether or not in connection with pending or threatened litigation in which you are a party, and in enforcing this letter agreement. You agree to repay any and all of the amounts advanced or reimbursed to you under this letter agreement if it is finally determined by a court of competent jurisdiction that you are not entitled under this letter agreement to indemnification with respect to such expenses. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to you in whole or in part, it is agreed that, in such event, the Fund shall, to the fullest extent permitted by law, contribute to the payment of your costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other trustees and officers of the Fund or others pursuant to indemnification agreements or otherwise; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (a) the failure to meet the standard of conduct set forth herein or (b) any limitation on indemnification set forth herein.

In the event of any payment by the Fund under this letter agreement, the Fund shall be subrogated to the extent of such payment to all of your rights of recovery with respect to any insurance policy, shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Fund to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Fund shall pay or reimburse all expenses actually and reasonably incurred by you in connection with such subrogation.

The Fund’s indemnity, reimbursement and other obligations under this letter agreement shall be in addition to any rights that you may have at common law or otherwise and shall be binding on the Fund’s successors and assigns.

This letter agreement and all disputes arising from or relating to performance under this letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties to this letter agreement hereby submits to the non-exclusive jurisdiction of the courts of Delaware in connection with such disputes. If the Operating Agreement is amended or applicable Delaware law changes after adoption of this letter agreement to expand further the indemnification permitted to trustees or officers, then the Fund shall indemnify you to the fullest extent permitted by the Operating Agreement or applicable Delaware law, as so amended or otherwise changed. Notwithstanding the foregoing, the indemnification permitted to trustees or officers shall not exceed the limitations on indemnification under the 1940 Act.

Signed for and on behalf of Eagle Point Senior Secured Lending Company

/s/ Kenneth P. Onorio
By: Kenneth P. Onorio
Title: Chief Financial Officer

AGREED AND ACKNOWLEDGED:

Name:

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